                                                                   EXHIBIT 10.7c


                        SUPPLEMENTARY CHARTER SECTION
                   CERTIFICATE OF THE DESIGNATIONS, POWERS,
                           PREFERENCES, AND RIGHTS
                                    OF THE
                9.60% NON-CUMULATIVE PREFERRED STOCK, SERIES B
                       (Stated Value $25.00 Per Share)

                                      OF

                           BANK UNITED OF TEXAS FSB

                          -------------------------

               Pursuant to 12 C.F.R. Section 552.4 -- Rules and
               Regulations of the Office of Thrift Supervision

                          -------------------------

  The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors (the "Board of Directors") of Bank United of Texas FSB, a federal stock savings bank (hereinafter the "Bank") and a duly authorized Committee thereof, at special meetings duly convened and held on July 12 and July 13, 1995, at which quorums were present and acting throughout:

     "RESOLVED that pursuant to the authority expressly granted to and vested in this Board of Directors by the Federal Stock Charter of the Bank (the "Charter"), the Board of Directors hereby authorizes the creation of a series of 9.60% Non-Cumulative Preferred Stock, Series B, stated value $25.00 per share, of the Bank upon the terms and conditions set forth herein and hereby fixes the designation and number of shares thereof and fixes the other powers. preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof (in addition to those set forth in the Charter which may be applicable to the 9.60% Non-Cumulative preferred Stock, Series B) as follows:

         1. Designation and Amount; Fractional Shares. There shall be a series of preferred stock of the Bank designated as "9.60% Non-Cumulative Preferred Stock, Series B" and the number of shares constituting such series shall be 4,600,000. Such series is referred to herein as the "Series B Preferred Stock". The Series B Preferred Stock is issuable solely in whole shares.

         2. Stated Value and Issue Price. The stated value of each such share is $25.00 and the issue price of each such share is $25.00.

         3.  Dividends.

         (a) The holders of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, out of funds at the time legally available therefor, cash dividends at a rate of 9.60% per annum ($.60 per quarter), and no more, which shall be non-cumulative, and which shall be payable when, as and if declared by the Board of Directors in cash quarterly (prorated for any partial dividend, including the Initial Dividend Period (defined below)) in arrears on the last day of March, June, September and December of each year commencing September 30, 1995 (each, a "Dividend Payment Date") (except that if any such date is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday) to holders of record as they appear upon the stock transfer books of the Bank on such record dates, not more than sixty days nor less than ten days preceding the payment dates for such dividends, as are fixed by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof (each, a "Record Date"). If the dividend otherwise payable on any Dividend Payment Date shall not be declared and paid as aforesaid, all rights of holders of the Series B Preferred Stock to receive such dividend shall terminate, and such dividend shall not be accumulated or paid in any subsequent period. For purposes hereof, the term "legal holiday" shall mean any day on which banking institutions are authorized to close in Houston, Texas. The Series B Preferred Stock will not participate in dividends with the Bank's common stock (the "Common Stock").

         Holders of shares of Series B Preferred Stock called for redemption on a redemption date between a Record Date and the corresponding Dividend Payment Date shall not be entitled to receive the dividend payable on such

Dividend Payment Date. As used herein, (i) the term "Initial Dividend Period" shall mean the period from and including the date of distribution to the initial holders of the Series B Preferred Stock (the "Date of Original Issue") to and excluding September 30, 1995, (ii) the term "Subsequent Dividend Period" shall mean the applicable period from September 30 to and excluding the next December 31, from December 31, to and excluding the next March 31, from March 31 to and excluding the next June 30, or from June 30 to and excluding the next September 30, or, in each such case as to particular shares of the Series B Preferred Stock such shorter period during which such shares of the Series B Preferred Stock are outstanding (excluding the last day of such shorter period), and (iii) the term "Dividend Period" shall mean the Initial Dividend Period or any Subsequent Dividend Period, as the context requires.

     (b) The amount of dividends payable on each share of the Series B
Preferred Stock for each full quarterly Dividend Period during which such share was outstanding shall be $0.60. For the Initial Dividend Period, and for any Subsequent Dividend Period for which the Board of Directors declares a dividend and during which such share was not outstanding for a full quarterly Dividend Period, the amount of dividends payable on each such share of the Series B Preferred Stock shall be computed by multiplying $2.40 by a fraction, the numerator of which shall be the number of days (but in no event more than 90 days with respect to any one calendar quarter) in such Dividend Period that such share was outstanding (excluding the last such day) and the denominator of which shall be 360. Dividends on each share of the Series B Preferred Stock will be non-cumulative. Holders of shares of the Series B Preferred Stock shall not be entitled to any interest, or sum of money in lieu of interest, in respect of any dividend payment or payments on shares of the Series B Preferred Stock declared by the Board of Directors which may be in arrears. Any dividend payment made on shares of the Series B Preferred Stock shall first be credited against the earliest declared but unpaid dividend with respect to shares of the Series B Preferred Stock.

     (c) No dividends or other distributions, other than dividends payable solely in shares of the Bank's Common Stock or other capital stock of the Bank ranking junior as to dividends and as to liquidation rights to the Series B Preferred Stock, shall be declared, paid or set apart for payment on any shares of Common Stock or other capital stock of the Bank, when and if issued, ranking junior as to dividends to the Series B Preferred Stock (collectively with the Common Stock, the "Junior Dividend Stock"), unless and until full dividends for each of the four most recent Dividend Periods (or for all Dividend Periods, if less than four Dividend Payment Dates have accrued from the Date of Original Issue) on the Series B Preferred Stock have been paid in full or declared and set apart for payment prior to the date of payment of such dividends or other distributions on Junior Dividend Stock shall have been paid or declared and set apart for payment. If at any time any dividends on the Series B Preferred Stock shall not have been paid or declared and set apart for payment, the Bank shall not (except by conversion into or exchange for Junior Dividend Stock) repurchase, redeem or otherwise acquire (including by payment to or made available for a sinking fund for the redemption of) any shares of Common Stock, Junior Dividend Stock or any other class or series of the Bank's capital stock hereafter issued ranking junior as to dividends and rights upon liquidation, dissolution or winding up of the Bank to the Series B Preferred Stock (the "Junior Liquidating Stock"), unless and until full dividends for each of the four most recent Dividend Periods (or for all Dividend Periods, if less than four Dividend Payment Dates have accrued from the Date of Original Issue) on the Series B Preferred Stock have been paid in full or declared and set apart for payment prior to the date of such repurchase, redemption or other acquisition of such capital stock.

     (d) No full dividends shall be paid or declared and set apart for payment on any class or series of the Corporation's capital stock ranking, as to dividends, on a parity with the Series B Preferred Stock (including the Bank's 10.12% Non-Cumulative Preferred Stock, Series A (the "Series A Preferred Stock")) (the "Parity Dividend Stock") for any period unless full dividends have been, or contemporaneously are, paid or declared and set apart for such payment on the Series B Preferred Stock for the Dividend Period terminating on or prior to the date of payment of such full dividends. No full dividends shall be paid or declared and set apart for payment on the Series B Preferred Stock for any Dividend Period unless full dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for the dividend periods terminating on or prior to the date of payment of such full dividends. When accrued dividends are not paid in full on the Series B Preferred Stock and the Parity Dividend Stock, all dividends paid or declared and set apart for payment on the Series B Preferred Stock and the Parity Dividend Stock shall be paid or declared and set apart for payment pro rata so that the amount of dividends paid or declared and set apart for payment per share on the Series B Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the Series B Preferred Stock and the Parity Dividend Stock bear to each other.


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
     (e) Any reference to "distribution" contained in this Section 3 shall not be deemed to include any distribution made in connection with any liquidation, dissolution or winding up of the Bank, whether voluntary or involuntary.

     4. Liquidation Preference. In the event of a liquidation, dissolution or winding up of the Bank, whether voluntary or involuntary, each holder of a share of Series B Preferred Stock shall be entitled to receive out of the net assets of the Bank available for distribution to its stockholders, an amount equal to $25.00 per share, plus an amount equal to the dividend accrued and unpaid from the Dividend Payment Date next preceding the date of such payment in liquidation, without interest, and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other Junior Liquidation Stock; provided, however, that such rights shall accrue to the holders of Series B Preferred Stock only in the event that the Bank's payments with respect to the shares of capital stock of the Bank hereafter issued ranking senior as to rights upon liquidation, dissolution or winding up to the Series B Preferred Stock (the "Senior Liquidation Stock") are fully met. The entire net assets of the Bank available for distribution after the preferences of the Senior Liquidation Stock upon liquidation, dissolution or winding up are fully met shall be distributed ratably among the holders of the Series B Preferred Stock and any other class or series of the Bank's capital stock hereafter issued having parity as to rights upon liquidation, dissolution or winding up with the Series B Preferred Stock (including the Series A Preferred Stock) in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the preferences of the shares of the Series B Preferred Stock upon liquidation, dissolution or winding up, the holders of such shares in their capacity as such shall not be entitled to any further participation in any distribution of assets by the Bank. Neither a change of control of the Bank, nor a consolidation or merger of the Bank with or into another corporation nor a merger of any other corporation with or into the Bank, nor a sale or transfer of all or any part of the Bank's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Bank.

     5.  Redemption at Option of the Bank.

         (a) The Series B Preferred Stock may not be redeemed by the Bank prior to September 30, 2000. On or after September 30, 2000, the Series B Preferred Stock may be redeemed by the Bank, at its option on any date set by the Board of Directors (or, to the extent permitted by applicable law, a duly authorized committee thereof), in whole or in part, out of funds legally available therefor, at any time or from time to time, at the following redemption prices per share (expressed as a percentage of the $25.00 liquidation preference thereof (exclusive of accrued dividends)), if redeemed during the 12-month period beginning September 30 of the year indicated:


                                  Year             Redemption Price
                                 ------            ----------------


                                  2000                      105%
                                  2001                      104
                                  2002                      103
                                  2003                      102
                                  2004                      101

and thereafter at $25.00 per share, plus, in each case, an amount in cash equal to accrued and unpaid dividends thereon, if any, from the Dividend Payment
Date next preceding the date fixed for redemption, to but excluding the date fixed for redemption (a "Redemption Date"), such sum being hereinafter referred to as the "Redemption Price."

On and after the Redemption Date, provided that the Redemption Price (including any accrued and unpaid dividends to the Redemption Date), has been duly paid or provided for, dividends shall cease to accrue on the Series B Preferred Stock called for redemption, such shares shall no longer be deemed to be outstanding, and all rights of the holders of such shares as stockholders of the Bank shall cease, except the right to receive the monies payable upon such redemption, without interest thereon, upon surrender of the certificates evidencing such shares.

(b) The Series B Preferred Stock may be redeemed at any time, at the option of the Bank, in whole but not in part, at a redemption price equal to $25.50 per share (equal to 102% of the liquidation preference (exclusive of accrued dividends)), plus accrued and unpaid dividends thereon from the Dividend Payment Date next preceding the date fixed for redemption if one of the following events (a "Significant Transaction") occurs:

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                          (i)     the Bank merges or consolidates with or into
                 another entity, or another entity merges or consolidates with or into the Bank, and the entity resulting from such consolidation or merger is not an affiliate of Hyperion Partners L.P., a Delaware limited partnership ("Hyperion");

                          (ii) any person or entity other than Hyperion or an affiliate of Hyperion acquires beneficial ownership of a majority of the Common Stock; or

                          (iii) the Bank sells or otherwise disposes of all or substantially all of its assets to any person or entity other than Hyperion or an affiliate of Hyperion.

For the avoidance of doubt, a person or entity shall not be deemed to be an affiliate of Hyperion for this purpose unless Hyperion, directly or through one or more majority-owned intermediaries, controls at least a majority of the voting power of the common stock or partnership, membership or other equity interests entitled to vote for the election of the directors or managers of such person or entity.

     Notice of redemption as a result of a Significant Transaction may be given at any time after a definitive agreement for such a transaction has been entered into, or after any such event has occurred, and prior to the date which is 60 days following the date such transaction is consummated, and such redemption may be consummated notwithstanding any subsequent abandonment or modification of such transaction. The Series B Preferred Stock shall be subject to redemption pursuant to this subparagraph (b) only in connection with the first Significant Transaction to occur after the creation of the Series B Preferred Stock.

     (c) In case of the redemption of less than all of the then outstanding shares of Series B Preferred Stock, the Bank shall designate by lot, or in such other manner as the Board of Directors (or, to the extent permitted by applicable law, a duly authorized committee thereof) may determine, the shares to be redeemed, or shall effect such redemption pro rata.

     (d) Not more than sixty nor less than thirty days prior to the Redemption Date fixed by the Board of Directors, notice by first class mail, postage prepaid, shall be given to the holders of record of shares of the Series B Preferred Stock to be redeemed, addressed to such holders at their last addresses as shown upon the stock transfer books of the Bank. Each such notice of redemption shall specify the date fixed for redemption, the number of shares of Series B Preferred Stock to be redeemed, and if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, the Redemption Price, the place or places of payment, that payment will be made upon presentation and surrender of the certificates representing shares of Series B Preferred Stock, and that on and after the Redemption Date dividends will cease to accrue on such shares.

     (e) Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of shares of Series B Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series B Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Bank at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price for each such share. If less than all the shares evidenced by any such surrendered certificate are redeemed, a new certificate shall be issued evidencing the unredeemed shares. Notice having been given as aforesaid, if, on the date fixed for redemption, funds necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, dividends with respect to the shares so called shall cease to accrue as of 5:00 p.m. (Houston time) on the day before the date fixed for redemption, such shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders of the Bank and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price for each share without interest upon surrender of their certificates therefor) shall terminate. If funds legally available for such purpose are not sufficient for redemption of the shares of Series B Preferred Stock which were to be redeemed, then the certificates evidencing such shares shall not be deemed to be surrendered, such shares shall remain outstanding and the right of holders of shares of Series B Preferred Stock thereafter shall continue to be only those of a holder of shares of the Series B Preferred Stock.

     (f) The shares of Series B Preferred Stock shall not be subject to the operation of any mandatory purchase, retirement or sinking fund.

         6.      Voting Rights

         (a) The holders of Series B Preferred Stock will not have any voting rights except as set forth below or as otherwise from time to time required by law. In connection with any right to vote, each holder of Series B Preferred Stock will have one vote for each such share held, and will not be entitled to cumulative voting in any election of directors. Any shares of Series B Preferred Stock held by the Bank or any entity controlled by the Bank shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.

         (b) Whenever dividends on the Series B Preferred Stock have not been paid for the equivalent of at least six Dividend Periods (which, prior to the occurrence of a Significant Transaction, or any period during which, since the date of the first Dividend Payment Date on which dividends were not paid in full which is to be included for purposes of determining whether dividends have not been paid for the equivalent of six Dividend Periods, there has not been the payment of full dividends on the Series B Preferred Stock for four consecutive Dividend Periods), (i) the number of members of the Board of Directors shall be increased by two, effective as of the time of election of such directors as hereinafter provided, and (ii) the holders of the Series B Preferred Stock (voting separately as a class with all other affected classes or series of the Parity Dividend Stock upon which like voting rights have been conferred and are exercisable) will have the exclusive right to vote for and elect such two additional directors of the Bank at any meeting of stockholders of the Bank at which directors are to be elected held during the period such dividends remain in arrears. The right of the holders of the Series B Preferred Stock to vote for such two additional directors shall terminate when the dividends on the Series B Preferred Stock have been declared and paid or set apart for payment for four consecutive Dividend Periods, provided that, once a Significant Transaction has occurred, in the event that such right to elect two additional directors terminates at any time upon the payment or the declaration and setting aside for payment of dividends for four consecutive Dividend Periods, the holders of the Preferred Stock shall have the right to vote for two additional directors beginning as of the next Dividend Payment Date after such termination on which dividends have not been declared and paid or set aside for payment. The term of any director elected by the holders of the Series B Preferred Stock (and any Parity Dividend Stock) shall terminate upon the payment of the declaration and setting aside for payment of full dividends on the Preferred Stock for four consecutive periods.

     The foregoing right of the holders of the Series B Preferred Stock with respect to the election of two directors may be exercised at any annual meeting of stockholders or at any special meeting of stockholders held for such purpose. If the right to elect directors shall have accrued to the holders of the Series B Preferred Stock more than ninety days preceding the date established for the next annual meeting of stockholders, the President of the Bank shall, within twenty days after the delivery to the Bank at its principal office of a written request for a special meeting signed by the holders of at least 10% of all outstanding shares of the Series B Preferred Stock, call a special meeting of the holders of the Series B Preferred Stock to be held within sixty days after the delivery of such request for the purpose of electing such additional directors.

     The holders of the Series B Preferred Stock and any Parity Dividend Stock referred to above voting as a class shall have the right to remove without cause at any time and replace any directors such holders shall have elected pursuant to this Section 6.

         (c) So long as the Series B Preferred Stock is outstanding, the Bank shall not, without the affirmative vote or consent of the holders of at least 66 2/3% of all outstanding shares of the Series B Preferred Stock voting separately as a class, (i) amend, after or repeal any provision of the Charter of the Bank (including any such amendment, alteration, or repeal resulting from a merger or consolidation of the Bank), so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the Series B Preferred Stock, or (ii) create, authorize or issue, or reclassify any authorized stock of the Bank that is senior or superior as to dividends or liquidation to the Series B Preferred Stock, or any security convertible into such senior security. A class vote on the part of the Series B Preferred Stock shall, without limitation, specifically not be deemed to be required (except as otherwise required by law or resolution of the Board of Directors) in connection with: (a) the authorization, issuance, or increase in the authorized amount of any shares of any other class or series of stock which ranks junior to, or on a parity with, the Series B Preferred Stock in respect of the payment of dividends and distributions upon liquidation, dissolution or winding up of the Bank; or (b) the authorization, issuance or increase in the amount of any notes, commercial paper, bonds, mortgages, debentures or other obligations of the Bank.

         No vote of the Series B Preferred Stock shall be required if the Series B Preferred Stock is to be redeemed in whole on a Redemption Date occurring on or prior to the date of occurrence of any event otherwise requiring a class vote by the Series B Preferred Stock.

         (d) A majority of the shares of Series B Preferred Stock outstanding and entitled to vote on any matter shall constitute a quorum.

7. Ranking. Any class or classes of stock of the Bank shall be deemed to rank:

                 (a) prior to the Series B Preferred Stock, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series B Preferred Stock.

                 (b) on a parity with the Series B Preferred Stock, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof are different from those of the Series B Preferred Stock, if the holders of such class of stock and the Series B Preferred Stock shall be entitled to the receipt of dividends or if amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation prices, without preference or priority one over the other, and

                 (c) junior to the Series B Preferred Stock, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock shall be Common Stock or if the holders of Series B Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such stock.

     8. Status of Acquired Shares. Shares of Series B Preferred Stock redeemed by the Bank, or otherwise acquired by the Bank, will be restored to the status of authorized but unissued shares of the Bank's preferred stock, without designation as to class, and may thereafter be issued, but not as shares of Series B Preferred Stock.

     9. Conversion and Preemptive Rights. The Series B Preferred Stock is not entitled to any conversion, preemptive or subscription rights in respect of any securities of the Bank.

     10. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law."

     IN WITNESS WHEREOF, the Bank has caused this Certificate to be made under the seal of the Bank and signed by Barry C. Burkholder, its President, and attested by Randolph C. Henson, its Secretary, this 13th day of July, 1995.


                                      BANK UNITED OF TEXAS FSB



                                      By:     Barry C. Burkholder
                                              ------------------------------

                                      Name:   Barry C. Burkholder
                                      Title:  President
Attest:

Randolph C. Henson
- ------------------------
Name: Randolph C. Henson
Title: Secretary




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